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                                                                    EXHIBIT 4.2




                             FORM OF EXCHANGE NOTE

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY DEPOSITED WITH THE U.S. DEPOSITARY --UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR CEDE & CO. IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]



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                           [FORM OF FACE OF SECURITY]

                                                             CUSIP [          ]


No. [  ]
                                     $ [ ]
                                NRG ENERGY, INC.
                          7-1/2% Senior Notes Due 2007


         NRG Energy, Inc. (the "Issuer"), for value received hereby promises to pay to Cede & Co. or registered assigns the principal sum of [ ] Dollars at the Issuer's office or agency for said purpose initially at the Corporate Trust Office of Norwest Bank Minnesota, National Association (herein called the "Trustee") at Corporate Trust, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0069 and at the office or agency of the Issuer for said purpose in the Borough of Manhattan, The City of New York, on June 15, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 1997, on said principal sum in like coin or currency at the rate per annum set forth above at said offices or agencies from the most recent interest payment date to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from June 17, 1997, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after June 1 or December 1, as the case may be, and before the following June 1 or December 1, this Security shall bear interest from such June 15 or December 15; provided, that if the Issuer shall default in the payment of interest due on such June 15 or December 15, then this Security shall bear interest from the next preceding June 15 or December 15 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities, from June 17, 1997.

         The interest so payable on any June 15 or December 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on the 1st day of June or the 1st day of December preceding such June 15 or December 15, whether or not such day is a Business Day; provided, that principal, premium, if any, and interest shall be paid by mailing a check for such to or upon the written order of the registered Holders of Securities entitled thereto at their last address as it appears on the Securities


                                       2

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Register or, upon written application to the Trustee by a Holder of $1,000,000 or more in aggregate principal amount of Securities, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30- day months.

         Interest on overdue principal and (to the extent permitted by applicable law) on overdue installments of interest (including without limitation during the 30-day period referred to in Section 4.1(b)) shall accrue at the rate per annum set forth above.

         Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.


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         This Security shall not be entitled to any benefit under the
Indenture, or be valid or obligatory, until the certificate of authentication hereof shall have been duly signed by the Trustee acting under the Indenture.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

                                        NRG ENERGY, INC.
[Seal]


                                        By:
                                           ----------------------------------
                                            Name:
                                            Title:

ATTEST:



                                        By:
----------------------------------         ----------------------------------
Name:                                       Name:
Title:                                      Title:







                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


Dated:

         This is one of the Securities referred to in the within-mentioned Indenture.

                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Trustee



                                        -------------------------------------
                                        Authorized Signatory



                                       4

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                              REVERSE OF SECURITY



                                NRG ENERGY, INC.

                          7-1/2% Senior Notes Due 2007


         This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $[ ] (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of June 1, 1997 (the "Indenture"), duly executed and delivered by the Issuer to the Trustee. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

         In case an Event of Default shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Securities then Outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution hereof, whether or not any notation thereof is made upon this Security or such other Securities.

         The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, evidenced as in the Indenture provided, to modify the Indenture or any supplemental indentures or the rights of the Holders of the Securities; provided that no such modification shall (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or impair or affect the rights of any Securityholder to institute suit for the payment thereof or make any change in
Section 3.9 of the Indenture (which relates to the obligation of the Issuer to offer to purchase the


                                       5

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Securities upon a Change of Control, as described below) which adversely affects the rights of the Holders of the Securities without the consent of the Holder of each Security so affected; (b) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such modification or the percentage of Securities, the consent of Holders of which is required for any waiver provided for in the Indenture; (c) change any obligation of the Issuer to maintain an office or agency for payment of and transfer and exchange of the Securities; or (d) make certain changes to provisions relating to waiver or to the provision for supplementing the Indenture; in each case without consent of the Holders of all Securities then Outstanding.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

         The Securities are issuable only as registered Securities without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

         At the office or agency of the Issuer referred to on the face hereof and in the manner subject to the limitations provided in the Indenture, Securities may be presented for exchange for a like aggregate principal amount of Securities of other authorized denominations.

         Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transfer- ee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Securities may be redeemed in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate) prior to Stated Maturity at the option of the Issuer, on any date, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities, all as provided in the Indenture, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption, plus the Applicable Premium. The Applicable Premium shall be computed by an independent investment banking institution of national standing selected by the Issuer and shall equal the excess (if any) of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the redemption date to maturity of the Security computed on a semi-annual basis by discounting such payments using a rate equal to the Treasury Rate (as defined in the Indenture) plus 25 basis points


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over (ii) the aggregate unpaid principal amount of the Security to be redeemed, plus any accrued but unpaid interest thereon.

         In the event of a Change of Control (as defined in the Indenture), the Issuer has the obligation, subject to certain conditions, to offer to purchase the Securities at 101% of the principal amount thereof plus accrued interest to the date of purchase in accordance with the procedures set forth in the Indenture. As further described in the Indenture, a Change of Control will not be deemed to have occurred if, after giving effect thereto, the Securities are rated Investment Grade (as defined in the Indenture).

         Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

         The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, or premium, if any, of the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.


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                               FORM OF ASSIGNMENT

I or we assign and transfer this Security to:

             (Insert assignee's social security or tax I.D. number)


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(Print or type name, address and zip code of assignee)



and irrevocably appoint:


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Agent to transfer this Security on the books of the Issuer. The Agent may substitute another to act for him.

Date:                         Your Signature:
     ----------------                        ----------------------------------
                                              (Sign exactly as your name ap-
                                              pears on the other side of this
                                              Security)


                         *Signature Guarantee:
                                              ---------------------------------


                         *Signatures must be guaranteed by an "eligible
                    guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.




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                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Security purchased by the Issuer pursuant to
Section 3.9 of the Indenture, check the Box: [ ].

         If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 3.9 of the Indenture, state the amount (in original principal amount):

                              $
                               ------------------


Date:                                  Your Signature:
     -------------------                              -------------------------

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    -----------------------------

                    -----------------------------


                                       9